CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-42504, 33-67588, 33-80212, 33-97682,
333-00376) and the Registration Statements on Form S-8 (Nos. 33-44622, 33-56846, 33-56848, 33-57770, 33-57772, 33-57768) of our reports as of the dates and relating to the financial statements of the companies listed below, which appear in the Current Report on Form 8-K of Veterinary Centers of America, Inc. dated July 2, 1996:

      Company                                       Date of Report
      -------                                       --------------
The Pet Practice, Inc.                              March, 22, 1996

Professional Veterinary Hospitals of America, Inc.  March 29, 1995



/s/ Price Waterhouse LLP
- - ------------------------
PRICE WATERHOUSE LLP
Philadelphia, PA
July 1, 1996